As filed with the Securities and Exchange Commission on January 8, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aeva Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3714	84-3080757
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

555 Ellis Street

Mountain View, California 94043

(650) 481-7070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Soroush Salehian Dardashti

Chief Executive Officer

555 Ellis Street

Mountain View, California 94043

(650) 481-7070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Heidi Mayon

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Tel: (650) 251-5000

Fax: (650) 251-5002

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

51,802,299 Shares

Aeva Technologies, Inc.

Common Stock

This prospectus relates to the offer and sale from time to time, on a resale basis, by the Selling Stockholders identified herein (the “Selling Stockholders”) or their permitted transferees, of up to an aggregate of 51,802,299 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of: (i) 36,802,299 shares of Common Stock that are issued and outstanding (the “Private Placement Common Stock”) and (ii) 15,000,000 shares of Common Stock issuable upon exercise of Series A warrants held by certain Selling Stockholders (the “Series A Warrants”). The shares of Private Placement Common Stock were issued to the Selling Stockholders in connection with a private placement we completed on November 13, 2023 (the “Private Placement”). The Series A Warrant was issued in connection with that certain Standby Equity Purchase Agreement dated November 8, 2023 between us and entities affiliated with Sylebra Capital (the “Facility Agreement”). The issuance of the Series A Warrant was approved by our stockholders on December 18, 2023.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Series A Warrants by payment of cash, however, we will receive the exercise price of the Series A Warrants. The Selling Stockholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

The common stock and warrants are listed on NYSE under the symbols “AEVA” and “AEVA.WS,” respectively. On January 5, 2024, the last reported sale price of the common stock as reported on the NYSE was $1.12 per share and the last reported sale price of our warrants was $0.10.

Investing in the common stock involves risks. Before making a decision to invest in the common stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 4 of this prospectus.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2024.

Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. The Selling Stockholders are not offering to sell shares of the common stock in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus or any sale of shares of the common stock.

This prospectus is part of a shelf registration statement that we have filed with the SEC using a “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of common stock described in this prospectus and in any accompanying prospectus supplement in one or more transactions. This prospectus provides you with a general description of the shares of common stock the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of the common stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together, along with the information incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus or any prospectus supplement and does not contain all of the information you should consider before investing in shares of the common stock. You should read this entire prospectus, any prospectus supplement and the documents incorporated herein or therein carefully, including the section entitled “Risk Factors” and the financial statements and the related notes incorporated by reference into this prospectus, before you decide to invest in shares of the common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company,” “Aeva,” “we,” “us” and “our” means Aeva Technologies, Inc. and its consolidated subsidiaries.

Our Company

Overview

Our vision is to bring perception to broad applications. Through our Frequency Modulated Continuous Wave (“FMCW”) sensing technology, we believe we are introducing the world’s first 4D LiDAR-on-chip that, along with our proprietary software applications, have the potential to enable the adoption of LiDAR across broad applications.

Founded in 2017 by former Apple engineers Soroush Salehian and Mina Rezk and led by a multidisciplinary team of engineers and operators experienced in the field of sensing and perception, Aeva’s mission is to bring the next wave of perception technology to broad applications from automated driving to industrial automation, consumer device applications, and security. Our 4D LiDAR-on-chip combines silicon photonics technology that is proven in the telecom industry with precise instant velocity measurements and long-range performance for commercialization.

As a development stage company, we work closely with our customers on the development and commercialization of their programs and the utilization of our products in such programs. Thus far, our customers have purchased prototype products and engineering services from us for use in their research and development programs. We are expanding our manufacturing capacity through third-party manufacturers to meet our customers’ anticipated demand for the production of our products.

Unlike legacy 3D LiDAR, which relies on Time-of-Flight (“ToF”) technology and measures only depth and reflectivity, Aeva’s solution leverages a proprietary FMCW technology to measure velocity in addition to depth, reflectivity and inertial motion. We believe the ability of Aeva’s solution to measure instant velocity for every pixel is a major advantage over ToF-based sensing solutions. Furthermore, Aeva’s technology is free from interference from other LiDAR or, the beams and sunlight, and our core innovations within FMCW are intended to enable vehicles to see at significantly higher distances of up to 500 meters.

We believe the advantages of our 4D LiDAR-on-chip allow us to provide the first LiDAR solution that is fully integrated onto a chip with superior performance at scale, with the potential to enable higher level of automation for vehicles and the potential to drive new categories of perception across industrial automation, consumer device applications, and security markets.

Common Stock Financing

On November 8, 2023, we entered into Subscription Agreements (the “Subscription Agreements”) providing for the purchase of an aggregate of 36,802,299 shares of our Common Stock at a price of $0.58 per PIPE Share (the “Purchase Price”) for an aggregate Purchase Price of approximately $21.4 million (the “Private Placement”).

Pursuant to the Subscription Agreements, entities affiliated with Sylebra Capital Limited (“Sylebra”) agreed to purchase 24,795,027 shares of Common Stock for a total purchase price of approximately $14.4 million and Adage Capital Management agreed to purchase 12,007,272 shares of common stock for a total purchase price of approximately $7 million.

Standby Equity Purchase Agreement

On November 8, 2023, we entered into the Facility Agreement with entities affiliated with Sylebra. Pursuant to the Facility Agreement, we will have the right, but not the obligation, to sell to Sylebra up to $125,000,000 of shares of its preferred stock, at our request until November 8, 2026, upon the satisfaction of certain conditions. Each sale we request under the Facility Agreement (each, an “Advance” and collectively, the “Advances”) may be for a number of shares of preferred stock with an aggregate value of at least $25,000,000 but not more than $50,000,000 (except with Sylebra’s consent).

The rights, preferences and privileges of the preferred stock will be set out in the certificate of designation. When and if issued, the preferred stock will be issued at a price per share of $10,000. Holders of the preferred stock will be entitled to a quarterly dividend at the rate of 7.0% per annum payable in cash or in kind at the option of the Company. The preferred stock will have an initial liquidation preference of 120% of the issuance price, plus accrued dividends. The preferred stock will have no voting rights as a class or series except in such instances as required by Delaware law or certain matters enumerated in the certificate of designations related to the protection of the preferred stock.

The preferred stock will be convertible at the option of the holders into a number of shares of Common Stock equal to $10,000 divided by the then-applicable conversion price, which will be equal to the lesser of (i) the average five day closing price from the date of Advance, or (ii) the closing price per share of Common Stock on the date of each Advance subject to certain customary anti-dilution adjustments. At any time after the two year anniversary of any issuance of any series of preferred stock, we will have the option to convert all (but not less than all) of any series of then-outstanding preferred stock by paying a make-whole payment, in either stock or cash, equal to three years of dividends, provided that the closing price of the Common Stock exceeds 250% of the then-applicable conversion price for at least 20 out of 30 consecutive trading days prior to the date of conversion. To the extent, if any, a conversion would result any the holder thereof becoming the beneficial owner of more than 19.9% of our outstanding Common Stock, we will issue the investor a warrant. The preferred stock will be subject to customary pre-emptive rights.

Our right to request Advances is conditioned upon us achieving a minimum of one new passenger auto-OEM or commercial OEM program award with at least a 50,000 unit volume, the trading price of the Common Stock being below $3.00 at the time of the Advance request and other customary conditions.

We paid Sylebra a facility fee in the amount of $2,500,000, an origination fee in the amount of $625,000, and an administrative fee in the amount of $312,500 and reimbursed Sylebra for its reasonable fees and expenses in connection with the Facility Agreement in an amount not to exceed $350,000. We also issued Sylebra a warrant to purchase 15,000,000 shares of Common Stock at an exercise price of $1.00 per share (the “Series A Warrant”).

Corporate Information

Our principal offices are located at 555 Ellis Street, Mountain View, CA 94043, and our telephone number is (650) 481-7070. Our website address is www.aeva. The information contained on, or that can be accessed through, our website is not part of this prospectus. Aeva is our registered trademark in the United States and in various international jurisdictions. Aeva, the Aeva logo and all of our product names appearing in this report are our trademarks. Other trademarks appearing in this report are the property of their respective holders.

The Offering

Common stock offered by the Selling Stockholders	Up to 51,802,299 shares of common stock.

Common stock outstanding as of December 31, 2023	261,889,019 shares of common stock as of December 31, 2023. Does not reflect 15,000,000 shares of common stock underlying the Series A Warrants; 12,458,876 shares of common stock underlying warrants; 35,604,709 shares of common stock underlying restricted stock units outstanding; 12,073,577 shares of common stock underlying stock options outstanding and 8,659,181 shares of common stock available for future issuance under our equity compensations plans.

Use of proceeds	The Selling Stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

Dividend policy	We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws and will depend on then existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

Risk factors	Investing in the common stock involves a high degree of risk. Before making a decision to invest in the common stock, you should refer to the risk factors contained in or incorporated by reference under “Risk Factors” on page 5 of this prospectus and under similar headings in other documents that are incorporated by reference herein.

NYSE symbol	“AEVA”

RISK FACTORS

Investing in the common stock involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any shares of the common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of the common stock to decline. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding future events and our future results that are subject to the safe harbors created under the Securities Act and the Exchange Act. All statements contained in this report other than statements of historical fact, including statements regarding our future results of operations and financial position, the expected impact of the COVID-19 pandemic on our operations, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “goal,” “plan,” “intend,” “expect,” “seek”, and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under here and elsewhere in this report. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of these forward-looking statements after the date of this report or to conform these statements to actual results or revised expectations.

Summary of Risk Factors

We are providing the following summary of the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report on Form 10-K”) to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, in their entirety for additional information regarding the material factors that make an investment in our securities speculative or risky. Some of the factors, risks and uncertainties that might materially affect the forward-looking statements contained herein and may make an investment in our securities speculative or risky include, but are not limited to, the following:

•	Aeva is an early stage company, with a history of losses, and has only sold or otherwise provided prototypes and non-recurring engineering services to customers for the purpose of R&D and testing of such customers’ development programs. If such programs are not fully developed and commercialized, or if such programs experience significant delays, Aeva’s business, financial condition and results of operations will be materially adversely affected and Aeva may never achieve or sustain profitability.

•	Aeva’s limited operating history makes it difficult to evaluate its future prospects and the risks and challenges it may encounter.

•

If Aeva’s products are not selected for inclusion in development programs, including development programs for assisted driving systems or autonomous driving systems, are not adopted by automotive OEMs, automotive tier 1 companies, mobility or technology companies or their respective suppliers, Aeva’s business will be materially and adversely affected.

•

Aeva relies on third-party suppliers. Because some of the raw materials and key components in its products come from limited or single source suppliers, Aeva is susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt its supply chain and could delay deliveries of its products to customers, which could adversely affect Aeva’s business results of operations and financial condition.

•

Aeva expects to incur substantial R&D costs and devote significant resources to identifying and commercializing new products, which could significantly reduce its profitability or increase its losses and may never result in revenue to Aeva.

•

Despite the actions Aeva is taking to defend and protect its intellectual property, Aeva may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Aeva’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

•	Market adoption of LiDAR, including Aeva’s 4D LiDAR technology, is uncertain.

•

If market adoption of LiDAR, including Aeva’s 4D LiDAR technology, does not continue to develop, or develops more slowly than Aeva expects, its business will be adversely affected. Aeva may experience difficulties in managing its growth and expanding its operations.

•	Aeva’s transition to an outsourced manufacturing business model may not be successful, which could harm its ability to deliver products and recognize revenue.

•

Aeva’s sales and operations in international markets expose it to operational, financial and regulatory risks, including possible unfavorable regulatory, political, tax and labor conditions, which could harm Aeva’s business.

•	Aeva’s business could be materially and adversely affected by the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters.

•	Aeva may be subject to product liability or warranty claims that could result in significant direct or indirect costs, which could adversely affect its business and operating results.

•	Aeva’s business could be materially and adversely affected if it lost any of its largest customers or if they were unable to pay their invoices.

•

Aeva operates in a highly competitive market and some market participants have substantially greater resources. Aeva competes against a large number of both established competitors and new market entrants with respect to, among other things, cost, product specifications and technology.

•

We are required to maintain effective internal control over financial reporting. If we are not able to maintain effective internal control or identify any material weakness or control deficiencies in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports in a timely manner, which may adversely affect investor confidence in our Company and, as a result, the value of the common stock.

•	Developments in alternative technology may adversely affect the demand for Aeva’s 4D LiDAR technology.

•	Aeva is highly dependent on the services of Soroush Salehian Dardashti and Mina Rezk, its two founders.

•

We may be affected by the interruption or failure of our information technology and communication systems and cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our LiDAR solutions.

•

Market instability exacerbated by geopolitical conflicts, including Russia and China, and including the effect of sanctions and trade restrictions may also affect Aeva’s supply chain or sales opportunities.

•

The lengthy period of time from a major commercial win to implementation, customer returns of our products, the risks of cancellation or postponement of the contract or unsuccessful implementation may impact Aeva’s operating results.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. We will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus. However, we may receive up to $15,000,000 in proceeds upon payment of the exercise price of the Series A Warrant. We expect to use any proceeds that we receive from the exercise of the Series A Warrant for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholders under this prospectus as the price will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the applicable Selling Stockholder and the buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time, on a resale basis, by the Selling Stockholders or their permitted transferees, of up to an aggregate of 51,802,299 shares of our Common Stock consisting of: (i) 36,802,299 shares of Common Stock that are issued and outstanding and (ii) 15,000,000 shares of Common Stock issuable upon exercise of Series A Warrants.

The Selling Stockholders may from time to time offer and sell any or all of our Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in our Common Stock other than through a public sale. Except as otherwise described below and for the ownership of the shares of our Common Stock, the Selling Stockholders have not had any material relationship with us within the past three years.

The following table sets forth information as of December 31, 2023 and is based on an aggregate of 261,889,019 shares of our Common Stock outstanding as of December 31, 2023. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The Selling Stockholders may offer all, some or none of their shares of the Common Stock. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the Selling Stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.

	Shares of Common Stock Beneficially Owned			Shares of Common Stock that May be Offered for Resale	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name	Number of Shares		Percent of Common Stock Outstanding		Number of Shares	Percent of Common Stock Outstanding
Sylebra Capital Partners Master Fund Ltd	24,056,094	(1)	9.2%	24,056,094	—	—
Sylebra Capital Parc Master Fund	9,113,061	(2)	3.5%	9,113,061	—	—
Sylebra Capital Menlo Master Fund	477,541	(3)	*	477,541	—	—
Blackwell Partners LLC – Series A	3,621,347	(4)	1.4%	3,621,347	—	—
Blackstone CSP-MST FMAP Fund	2,526,984	(5)	1.0%	2,526,984	—	—
Adage Capital Partners LP	12,007,272		4.6%	12,007,272	—	—

*	less than 1%
(1)	Consists of 14,988,594 shares of Common Stock and 9,067,500 shares of Common Stock issuable upon the exercise of Series A Warrants purchased pursuant to the Facility Agreement.
(2)	Consists of 5,678,061 shares of Common Stock and 3,435,000 shares of Common Stock issuable upon the exercise of Series A Warrants purchased pursuant to the Facility Agreement.
(3)	Consists of 297,541 shares of Common Stock and 180,000 shares of Common Stock issuable upon the exercise of Series A Warrants purchased pursuant to the Facility Agreement.
(4)	Consists of 2,256,347 shares of Common Stock and 1,365,000 shares of Common Stock issuable upon the exercise of Series A Warrants purchased pursuant to the Facility Agreement.
(5)	Consists of 1,574,484 shares of Common Stock and 952,500 shares of Common Stock issuable upon the exercise of Series A Warrants purchased pursuant to the Facility Agreement.

PLAN OF DISTRIBUTION

The Selling Stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the New York Stock Exchange (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the shares of common stock;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us and/or the Selling Stockholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.

The Selling Stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the Selling Stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the Selling Stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the Selling Stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.

In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We and the Selling Stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some of the shares of common stock covered by this prospectus may be sold by Selling Stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain a website at http://www.aeva.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

We file reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov as well as our website at http://www.aeva.com; however, information on, or accessible through, our website is not part of this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov as well as our website at http://www.aeva.com. The information contained on our corporate website or any other website maintained by us is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part except to the extent that SEC filings on such websites are otherwise incorporated by reference herein. We will provide to you a copy of any or all of the filings incorporated by reference in this prospectus and any other documents referred to in this prospectus, the applicable prospectus supplement or any applicable free writing prospectus, free of charge. To request a copy of any such filing or other document, you should write:

(650) 481-7070

555 Ellis Street

Mountain View, CA 94043

e-mail: investors@aeva.ai

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including the exhibits thereto, from the SEC or us as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	our periodic reports on Form 8-K filed on May 8, 2023, September 22, 2023, November 8, 2023 and January 3, 2024;

•

all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC as noted above in “Where You Can Find More Information.”

PROSPECTUS

                         , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of the shares of common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc.

Securities and Exchange Commission	$5,709.28
Legal fees and expenses	100,000.00
Accounting fees and expenses	80,000.00
Miscellaneous Expenses	14,290.72

Total	$200,000.00

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws.

These agreements, among other things, will require the Company to indemnify our directors and executive officers for certain expenses, including attorneys; fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request. The Company believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

ITEM 16.	EXHIBITS.

(a) Exhibits. See Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

(b) Financial Statement Schedules. None.

ITEM 17.	UNDERTAKINGS

The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Aeva Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on March 18, 2021).

3.2	Amended and Restated By-laws of Aeva Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on March 18, 2021).

4.1	Form of Series A Warrant, issued to investors on December 18, 2023.

4.2	Registration Rights Agreement, dated as of November 8, 2023, by and among investment entities affiliated with Sylebra Capital Limited and Aeva Technologies, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on November 8, 2023).

5.1	Opinion of Simpson Thacher & Bartlett LLP regarding validity of the shares of common stock registered.

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on November 8, 2023).

10.2	Standby Equity Purchase Agreement, dated as of November 8, 2023, by and among Aeva Technologies, Inc. and investment entities affiliated with Sylebra Capital Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on November 8, 2023).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature pages to this Registration Statement).

107	Calculation of Registration Fee.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 8, 2024.

Aeva Technologies, Inc.

By:	/s/ Soroush Salehian Dardashti
Name:	Soroush Salehian Dardashti
Title:	Chief Executive Officer

The undersigned directors and officers of Aeva Technologies, Inc. hereby constitute and appoint Soroush Salehian Dardashti and Mina Rezk and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on January 8, 2024.

Signature	Title

/s/ Soroush Salehian Dardashti Soroush Salehian Dardashti	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Saurabh Sinha Saurabh Sinha	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Mina Rezk Mina Rezk	President, Chief Technology Officer and Director

/s/ Stefan Sommer Stefan Sommer	Director

/s/ Hrach Simonian Hrach Simonian	Director

/s/ Christopher Eberle Christopher Eberle	Director

/s/ Erin L. Polek Erin L. Polek	Director

/s/ Stephen Zadesky Stephen Zadesky	Director